As filed with the Securities and Exchange Commission on February 9, 2016
Registration No. 333- 152342

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
CBS Corporation
(Exact Name of Registrant as Specified in its Charter)
________________________

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

51 West 52nd Street
New York, New York 10019
(212) 975-4321
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
________________________
CNET, Inc. Amended and Restated 1997 Stock Option Plan
2000 CNET Networks, Inc. Stock Incentive Plan
2001 CNET Networks, Inc. Stock Incentive Plan
The Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan
Twofold Photos, Inc. 2003 Common Stock Incentive Plan
TechRepublic, Inc. 1999 Stock Option Plan
Ziff-Davis 1998 Incentive Compensation Plan
(Full title of the plans)
_________________________
Lawrence P. Tu
Senior Executive Vice President and Chief Legal Officer
CBS Corporation
51 West 52nd Street
New York, NY 10019
Telephone: (212) 975-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non–accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non–accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Deregistration of Securities
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-152342 (the “Registration Statement”), of CBS Corporation (the “Registrant”), hereby amends the Registration Statement pursuant to Rule 478 under the Securities Act of 1933 to deregister any securities registered pursuant to the Registration Statement and not otherwise issued thereunder.
In accordance with the Registrant’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of February, 2016.

CBS CORPORATION

By:	/s/ Joseph R. Ianniello
	Name:	Joseph R. Ianniello
	Title:	Chief Operating Officer

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